EXHIBIT 23(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-64787) and on Form S-8 (Nos. 333-03683, 333-19103, 333-19099, 333-82353, 333-96879, 333-96881, 333-136484, 333-134134 and 333-134133) of Cabot Corporation of our report dated December 14, 2006 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 29, 2007